Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Third Quarter 2014 Results

--Exceeds revenue and adjusted EBITDA guidance

-- High speed Wi-Fi now covering more than 100,000 beds at 21 military bases

LOS ANGELES – November 6, 2014 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights

•	Revenue of $30.8 million, an increase of 7.7% compared to $28.6 million for the third quarter of 2013.

•	Net loss attributable to common stockholders of $3.8 million, or $0.11 per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share, for the third quarter of 2013.

•

Adjusted EBITDA of $6.7 million, compared to $7.4 million for the third quarter of 2013. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net (loss) income attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•	High speed Wi-Fi now covering more than 100,000 beds at 21 military bases.

•	An agreement with the Port Authority of New York and New Jersey to design, install and operate neutral host cellular DAS and Wi-Fi networks in select areas of the World Trade Center in Manhattan.

•	A market trial with one of the top tier carriers in which millions of handsets have been activated for Wi-Fi offload.

•	The launch of a new, state-of-the-art Wi-Fi network at Phoenix Sky Harbor International Airport (PHX), which includes added capacity, faster speeds and Passpoint connectivity.

•

The announcement of S.M.A.R.T. Networks  (Secure, Multiplatform, Analytics-Driven, Responsive and Tiered) as a revolutionary new approach to providing public Wi-Fi access with exponential improvements in user experience and venue analytics in airports and other large-scale venues.

Management Commentary

“We had another strong quarter, exceeding our revenue and adjusted EBITDA guidance,” said David Hagan, Chief Executive Officer of Boingo Wireless.  “Operationally, we continue to deliver on our strategic priorities – acquiring long-term wireless rights in large venues, building state-of-the-art networks, and monetizing the networks with retail, wholesale and advertising products.”

Mr. Hagan  continued, “Recently, we achieved a major milestone with our military deployments, which now span 21 bases and more than 100,000 beds. During the quarter, we signed a major DAS agreement for one of the country’s most visible construction projects and launched Wi-Fi service at the 10th busiest airport in the US. And lastly, we are beginning to see the advent of true carrier offload to our Wi-Fi networks. We continue to believe that our strategic initiatives will help drive double-digit growth opportunities longer term, and that we are incredibly well positioned to take advantage of continued mobile data growth.”

Business Outlook

Boingo Wireless is updating and narrowing guidance for the full year ending December 31, 2014, as follows:

Full Year 2014

•	Revenue is expected to be in the range of $117.0 million to $120.0 million.
•	Adjusted EBITDA is expected to be in the range of $23.0 million to $24.5 million.
•	Net loss attributable to common stockholders is expected to be in the range of $17.5 million to $16.0 million, or a net loss of $0.50 to $0.46 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its third quarter 2014 financial results beginning at 4:30 pm ET (1:30 pm PT), today, November 6, 2014. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13592036 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company's website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance. The company defines Adjusted EBITDA as net (loss) income attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense (benefit),  amortization of intangible assets, stock‑based compensation expense, non-controlling interests and interest and other (income) expense, net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually – in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014,  Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014, and Form 10-Q for the quarter ended June 30,  2014 filed with the SEC on August 11, 2014, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$30,822	$28,607	$85,670	$77,980
Costs and operating expenses:
Network access	15,058	13,670	41,230	34,375
Network operations	6,245	4,495	17,862	13,199
Development and technology	3,965	2,622	10,805	8,484
Selling and marketing	3,778	3,294	11,629	10,106
General and administrative	4,304	3,201	13,344	11,502
Amortization of intangible assets	959	541	2,812	1,456
Total costs and operating expenses	34,309	27,823	97,682	79,122
(Loss) income from operations	(3,487)	784	(12,012)	(1,142)
Interest and other income (expense), net	11	(2)	12	70
(Loss) income before income taxes	(3,476)	782	(12,000)	(1,072)
Income tax expense (benefit)	75	258	378	(382)
Net (loss) income	(3,551)	524	(12,378)	(690)
Net income attributable to non-controlling interests	264	170	619	476
Net (loss) income attributable to common stockholders	$(3,815)	$354	$(12,997)	$(1,166)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.11)	$0.01	$(0.36)	$(0.03)
Diluted	$(0.11)	$0.01	$(0.36)	$(0.03)

Weighted average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	35,881	35,593	35,619	35,620
Diluted	35,881	37,129	35,619	35,620

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$4,030	$27,338
Restricted cash	115	545
Marketable securities	17,261	32,962
Accounts receivable, net	23,913	16,326
Prepaid expenses and other current assets	3,667	2,566
Deferred tax assets	1,192	1,192
Total current assets	50,178	80,929
Property and equipment, net	106,118	67,560
Goodwill	42,403	42,403
Intangible assets, net	20,585	23,413
Other assets	1,398	1,210
Total assets	$220,682	$215,515

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,856	$11,642
Accrued expenses and other liabilities	20,083	17,055
Deferred revenue	25,478	19,292
Total current liabilities	56,417	47,989
Deferred revenue, net of current portion	27,223	21,591
Deferred tax liabilities	3,646	3,369
Other liabilities	1,153	2,133
Total liabilities	88,439	75,082

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 36,056 and 35,226 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	187,935	182,927
Accumulated deficit	(56,360)	(43,363)
Accumulated other comprehensive loss	(214)	—
Total common stockholders’ equity	131,365	139,568
Non-controlling interests	878	865
Total stockholders’ equity	132,243	140,433
Total liabilities and stockholders’ equity	$220,682	$215,515

Boingo Wireless, Inc.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net (loss) income attributable to common stockholders	$(3,815)	$354	$(12,997)	$(1,166)
Depreciation and amortization of property and equipment	7,335	4,744	19,650	13,611
Income tax expense (benefit)	75	258	378	(382)
Amortization of intangible assets	959	541	2,812	1,456
Stock-based compensation expense	1,842	1,352	5,210	3,199
Non-controlling interests	264	170	619	476
Interest and other (income) expense, net	(11)	2	(12)	(70)
Adjusted EBITDA	$6,649	$7,421	$15,660	$17,124

CONTACTS:

Christian Gunning

Vice President, Corporate Communications
cgunning@boingo.com

(310) 586-4009

Laura Bainbridge / Kimberly Orlando

Addo Communications

laurab@addocommunications.com   /

kimberlyo@addocommunications.com

(310) 829-5400